Exhibit 4.33

MEMORANDUM OF AGREEMENT	SALESFORM 2012

Norwegian Ship brokers• Association’s
Memorandum of Agreement for sale and purchase of ships

1	Dated: 05 March 2025
2
3	GUADELOUPE SHIPPING COMPANY INC. of the Republic of the Marshall Islands guaranteed by
4	Performance Shipping Inc., of the Republic of the Marshall Islands, hereinafter called the “Sellers”, have
5	agreed to sell, and 6
6
7	T.A.C.K. SHIPPING, S.A. of the Republic of Panama, guaranteed by Kowa Kain Co., Ltd. of Japan,
8	hereinafter called the “Buyers”, have agreed to buy:
9
10	Name of vessel: MT “P. MARSEILLE” (New building LR2 Tanker “Hull H1597”)
11
12	IMO Number: 1057218
13
14	Classification Society:_____________
15
16	Class Notation:___________
17
18	Year of Build: __________2026
19
20	Builder/Yard: Shanghai Waigaoqiao Shipbuilding Company Limited, PRC.
21
22	Flag: Marshall Islands or Liberia or Malta to be mutually agreed, or Portugal if acceptable to the Buyers
23	and its financiers, or any other jurisdiction proposed by the Sellers and approved by the Buyers, such
24	approval not to be unreasonably denied or delayed.
25
26	Place of Registration:
27
28	GT/NT:
29
30	hereinafter called the “Vessel”, on the following terms and conditions:
31
32	This Agreement is subject to, and forms part of, a transaction involving the sale, purchase and the lease financing
33	of the Vessel, pursuant to the BBCP.
34
35	The Vessel is currently under construction under the Building Contract. The Sellers’ obligation to sell and deliver
36	the Vessel to the Buyers under this Agreement is conditional upon the delivery of the Vessel to the Sellers by the
37	Construction Seller pursuant to the terms of the Building Contract.
38
39	Definitions
40	“Banking Days” are days on which banks are open both in the country of the currency stipulated for the Purchase
41	Price in Clause 1 (Purchase Price) and in the place of closing stipulated in Clause 8 (Documentation) and New
42	York, London, Tokyo, Athens, and Shanghai.

43	“BBCP” means Bareboat Charter Party dated 05 March 2025 made between the Sellers as the Charterers and
44	the Buyers as the Owners together with any addenda thereto.
45
46	“Builder” means Shanghai Waigaoqiao Shipbuilding Company Limited, a corporation organized and existing under
47	the laws of the People’s Republic of China, having its registered office at 3001 Zhouhai Road, Pudong New District,
48	Shanghai 200137, the People’s Republic of China.
49
50	“Construction Seller’s Bank” means an account (state details of bank account) at the Builder’s Bank.
51
52	Bank Name:
53	Branch Name:
54	Bank Address.
55	Account name:
56	Account Number:

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57	Swift Code:
58	Intermediary Bank:
59	Swift Code:
60
61	“Building Contract” means the ship building contract dated 18 December 2023 (as amended by Addendum no.1
62	dated 18 December 2023) made between the Construction Seller and the Sellers as buyer.
63
64	“Buyer’s Bank” means Nishi-Nippon City Bank Ltd.

65	“Buyers’ Nominated Flag State” means Marshall Islands or Liberian flag

66	“Class” means the class notation referred to above.

67	“Classification Society” means the Society referred to above.
68
69	“Charterers” means Charterers as defined in the BBCP.
70
71	“Construction Seller” means together (i) the Builder and (ii) China Shipbuilding Trading Company Limited, a
72	company incorporated and existing under the laws of the People’s Republic of China, having its registered office
73	at 56(Yi), Zhongguancun Nan Da Jie, Beijing 100044, the People’s Republic of China.
74
75	“Delivery Date” means that date on which the Vessel is delivered by the Sellers to the Buyers under this
76	Agreement.
77
78	~~“Deposit” shall have the meaning given in Clause 2 (Deposit).~~

79	~~“Deposit Holder” means (state name and location of Deposit Holder) or, if left blank, the Sellers’ Bank, which~~
80	~~shall hold and release the Deposit in accordance with this Agreement.~~

81	“In writing” or “written” means a letter handed over from the Sellers to the Buyers or vice versa, a registered
82	letter, email or telefax.
83
84	“Net Finance Amount” means USD 45,000,000.00 (United States Dollars Forty-Five Million).
85
86	“Owners” means Owners as defined in the BBCP.

87	“Parties” means the Sellers and the Buyers.

88	“Purchase Price” means the price for the Vessel as stated in Clause 1 (Purchase Price).

89	“Sellers’ Account” means an account (state details of bank account) at the Sellers’ Bank.
90
91	Bank Name:
92	Branch Name:
93	Bank Address:
94	Account name:
95	Account Number:
96	USD IBAN:
97	Swift Code:
98	Intermediary Bank:
99	Swift Code:
100
101	“Sellers’ Bank” means ..................................
102
103	1.	Purchase Price

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104
105		The Purchase Price is USD 45,000,000.00 ~~(state currency and amount both in words and figures)~~ (United
106		States Dollars Forty-Five Million).
107
108	2.	Deposit (clause not applicable)
109
110		~~As security for the correct fulfilment of this Agreement the Buyers shall lodge a deposit of % (per cent) or,~~
111		~~if left blank,10% (ten per cent), of the Purchase Price (the “Deposit”) in an interest bearing account for the~~
112		~~Parties with the Deposit Holder within three (3) Banking Days after the date that:~~
113
114		~~(i) this Agreement has been signed by the Parties and exchanged in original or by e mail or telefax; and~~
115
116		~~(ii) the Deposit Holder has confirmed in writing to the Parties that the account has been opened.~~
117
118		~~The Deposit shall be released in accordance with joint written instructions of the Parties. Interest, if any,~~
119		~~shall be credited to the Buyers. Any fee charged for holding and releasing the Deposit shall be borne~~
220		~~equally by the Parties. The Parties shall provide to the Deposit Holder all necessary documentation to open~~
121		~~and maintain the account without delay.~~
122
123	3.	Payment
124
125		Please see Additional Clause 22 (Payment).
126
127		~~On delivery of the Vessel, but not later than three (3) Banking Days after the date that Notice of Readiness~~
128		~~has been given in accordance with Clause 5 (Time and place of delivery and notices):~~
129
130		~~(i) the Deposit shall be released to the Sellers; and~~
131
132		~~(ii) the balance of The Purchase Price (less Charterers’ Down Payment as per BBCP clause 49) and all other~~
133		~~sums payable on delivery by the Buyers to the Sellers under this Agreement shall be paid in full free of bank~~
134		~~charges to the Sellers’ Account. Purchase Price shall be paid into a suspense account with the Sellers’ Bank~~
135		~~with conditional payment method set out in a MT 199 SWIFT message not later than two (2) Banking Days~~
136		~~prior to Delivery with irrevocable and unconditional instruction to be released to Sellers upon presentation of~~
137		 ~~a fixed copy of the Protocol of Delivery and Acceptance signed by both the Sellers and the Buyers.~~
138		~~and all other sums payable on delivery by the Buyers to the Sellers under this Ageement shall be paid in full~~
139		~~free of bank charges to the Sellers’ Account.~~
140
141	4.	Inspection
142
143		The Buyers confirm that prior to the date of this Agreement they have received (i) a copy of the Building
144		Contract, (ii) full specifications and drawings (including makers list), (iii) up-to-date photographs of the Vessel
145		and (iv) any other information which they requested to enable the Buyers and their advisors to assess the
146		condition of the Vessel, and the Buyers confirm that they hereby accept the technical condition of the Vessel.
147		Therefore,
148
149	~~(a)*~~	~~The Buyers have inspected and accepted the Vessel’s classification records. The Buyers have also~~
150		 ~~inspected the Vessel at/in (state place) on (state date) and have accepted the Vessel~~
151		 ~~following this inspection and~~ the sale is outright and definite, subject only to the terms and conditions of this
152		Agreement.
153
154	~~(b)*~~	~~(i) The Buyers shall have the right to inspect the Vessel’s classification records and declare whether same~~
155		~~are accepted or not within (state date/period).-~~
156
157		~~(ii) The Sellers shall make the Vessel available for inspection at/in (state place/range) within~~
158		~~(state date/period).~~
159

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160		~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the Buyers cause~~
16l		~~undue delay they shall compensate the Sellers for the losses thereby incurred.~~
162
163		~~The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.~~
164
165		~~During the inspection, the Vessel’s deck and engine log books shall be made available for examination by~~
166		~~the Buyers.~~
167
168		~~The sale shall become outright and definite, subject only to the terms and conditions of this Agreement,~~
169		~~provided that the Sellers receive written notice of acceptance of the Vessel from the Buyers within seventy~~
170		~~two (72) hours after completion of such inspection or after the date/last day of the period stated in Clause~~
171		~~4(b)(ii), whichever is earlier.~~
172
173		~~Should the Buyers fail to undertake the inspection as scheduled and/or notice of acceptance of the Vessel’s~~
174		~~classification records and/or of the Vessel not be received by the Sellers as aforesaid, the Deposit together~~
175		~~with interest earned, if any, shall be released immediately to the Buyers, whereafter this Agreement shall be~~
176		~~null and void.~~
177
178		~~*4(a) and 4(b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative~~
179		~~4(a) shall apply.~~
180
181	5.	Time and place of delivery and notices
182
183	(a)	The Vessel shall be delivered and taken over as is where is safely afloat alongside a quay or pier ~~at a safe~~
184		~~and accessible berth or anchorage~~ at the shipyard of the Builder in the Sellers’ option.
185
186		Expected time of delivery: the expected date of delivery of the Vessel under the Building Contract ~~tNotice of~~
187		~~Readiness shall not be tendered before: XX XXX 2025~~
188
189		Cancelling Date (see Clauses 5(d) ~~6(a)(i), and 14~~): 31 October 2026
190
191	(b)	The Sellers shall keep the Buyers well informed with regards to the actual delivery date of the Vessel ~~of the~~
192		~~Vessel’s itinerary~~ and shall provide the Buyers with twenty (20), fifteen (15), seven (7) and three (3) ~~and~~
193		~~three (3)~~ days’ approximate notice and ~~three (3)~~ two (2) Banking Days’ definite notice of the date of delivery.
194		~~Timing of delivery to be mutually agreed by Sellers and Buyers.~~
195		When the Vessel is ~~at the place of delivery and~~ physically ready for delivery in accordance with this
196		Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.
197
198		The Buyers hereby confirm that, in accordance with the terms and conditions provided herein, the delivery
199		of the Vessel by the Sellers under this Agreement will take place simultaneously with the delivery of the
200		Vessel to the Sellers under the Building Contract.
201
202	6.	Divers Inspection / Drydocking (clause not applicable)
203
204	~~(a)*~~	~~(i) The Buyers shall have the option at their cost and expense to arrange for an underwater inspection by a~~
205		~~diver approved by the Classification Society prior to the delivery of the Vessel. Such option shall be~~
206		~~declared latest nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified by the~~
207		~~Sellers pursuant to Clause 5(b) of this-Agreement. The Sellers shall at their cost and expense make the~~
208		~~Vessel available for such inspection. This inspection shall be carried out without undue delay and in the~~
209		~~presence of a Classification Society surveyor arranged for by the Sellers and paid for by the Buyers. The~~
210		~~Buyers’ representative(s) shall have the right to be present at the diver’s inspection as observer(s) only~~
211		~~without interfering with the work or decisions of the Classification Society surveyor. The extent of the~~
212		~~inspection and the conditions under which it is performed shall be to the satisfaction of the Classification~~
213		~~Society. If the conditions at the place of delivery are unsuitable for such inspection, the Sellers shall at their~~
214		~~cost and expense make the Vessel available at a suitable alternative place near to the delivery port, in~~
215		~~which event the Canceling Date sha1l be extended by the additional time required for such positioning and~~
216		~~the subsequent re positioning. The Sellers may not tender Notice of Readiness prior to completion of the~~
Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved.

217		~~underwater inspection.~~
218
219		~~(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line are found broken,~~
220		~~damaged or defective so as to affect the Vessel’s class, then (1) unless repairs can be carried out afloat to~~
221		~~the satisfaction of the Classification Society, the Sellers shall arrange for the Vessel to be drydocked at their~~
222		~~expense for inspection by the Classification Society of the Vessel’s underwater parts below the deepest load~~
223		~~line, the extent of the inspection being in accordance with the Classification Society’s rules (2) such defects~~
224		~~shall be made good by the Sellers at their cost and expense to the satisfaction of the Classification Society~~
225		~~without condition/recommendation** and (3) the Sellers shall pay for the underwater inspection and the~~
226		~~Classification Society’s attendance.~~
227
228		~~Notwithstanding anything to the contrary in this Agreement, if the Classification Society do not require the~~
229		~~aforementioned defects to be rectified before the next class drydocking survey, the Sellers shall be entitled~~
230		~~to deliver the Vessel with these defects against a deduction from the Purchase Price of the estimated direct~~
231		~~cost (of labour and materials) of carrying out the repairs to the satisfaction of the Classification Society,~~
232		~~whereafter the Buyers shall have no further rights whatsoever in respect of the defects and/or repairs. The~~
233		~~estimated direct cost of the repairs shall be the average of quotes for the repair work obtained from two~~
234		~~reputable independent shipyards at or in the vicinity of the port of delivery, one to be obtained by each of the~~
235		~~Parties within two (2) Banking Days from the date of the imposition of the condition/recommendation, unless~~
236		~~the Parties agree otherwise. Should either of the Parties fail to obtain such a quote within the stipulated time~~
237		~~then the quote duly obtained by the other Party shall be the sole basis for the estimate of the direct repair~~
238		~~costs. The Sellers may not tender Notice of Readiness prior to such estimate having been established.~~
239
240		~~(iii) if the Vessel is to be drydocked pursuant to Clause 6(a)(ii) and no suitable dry docking facilities are~~
241		~~available at the port of delivery, the Sellers shall take the Vessel to a port where suitable drydocking facilities~~
242		~~are available, whether within or outside the delivery range as per Clause 5(a). Once drydocking has taken~~
243		~~place the Sellers shall deliver the Vessel at a port within the delivery range as per Clause 5(a) which shall,~~
244		~~for the purpose of this Clause, become the new port of delivery. In such event the Cancelling Date shall be~~
245		~~extended by the additional time required for the drydocking and extra steaming, but limited to a maximum of~~
246		~~fourteen (14) days.~~
247
248	~~(b)*~~ 	~~The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the Classification~~
249		~~Society of the Vessel’s underwater parts below the deepest load line, the extent of the inspection being in~~
250		~~accordance with the Classification Society’s rules. If the rudder, propeller, bottom or other underwater parts~~
251		~~below the deepest load line are found broken, damaged or defective so as to affect the Vessel’s class, such~~
252		~~defects shall be made good at the Sellers’ cost and expense to the satisfaction of the Classification Society~~
253		~~without condition/recommendation**. In such event the Sellers are also to pay for the costs and expenses in~~
254		~~connection with putting the Vessel in and taking her out of drydock, including the drydock dues and the~~
255		~~Classification Society’s fees. The Sellers shall also pay for these costs and expenses if parts of the tailshaft~~
256		~~system are condemned or found defective or broken so as to affect the Vessel’s class. In all other cases,~~
257		~~the Buyers shall pay the aforesaid costs and expenses, due and fees.~~
258
259	~~(c)~~	~~If the Vessel is drydocked pursuant to Clause 6(a)(ii) or 6(b) above:~~
260
261		~~(i) The Classification Society may require survey of the tailshaft system, the extent of the survey being to the~~
262		~~satisfaction of the Classification surveyor. If such survey is not required by the Classification Society, the~~
263		~~Buyers shall have the option to require the tailshaft to be drawn and surveyed by the classification Society,~~
264		~~the extent of the survey being in accordance with the Classification Society’s rule for tailshaft survey and~~
265		~~consistent with the current stage of the Vessel’s survey cycle. The Buyers shall declare whether they require~~
266		~~the tailshaft to be drawn and surveyed not later than by the completion of the inspection by the~~
267		~~Classification Society. The drawing and refitting of the tailshaft shall be arranged by the Sellers. Should any~~
268		~~parts of the tailshaft system be condemned or found defective so as to affect the Vessel’s class, those parts~~
269		~~shall be renewed or made good at the Sellers’ cost and expense to the satisfaction of Classification Society~~
270		~~without condition/recommendation**.~~
271
272		~~(ii) The costs and expenses relating to the survey of the tailshaft system shall be borne by the Buyers~~
273		~~unless the Classification Society requires such survey to be carried out or if parts of the system are~~

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved.

274		~~condemned or found defective or broken so as to affect the Vessel’s class, in which case the Sellers shall~~
275		~~pay these costs and expenses.~~
276
277		~~(iii) The Buyers’ representative(s) shall have the right to be present in the drydock as observer(s) only~~
278		~~without interfering with the work decisions of the Classification Society surveyor.~~
279
280		~~(iv) The Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their~~
281		~~risk, cost and expense without interfering with the Sellers’ or the Classification Society surveyors’ work, if~~
282		~~any, and without affecting the Vessel’s timely delivery. If, however, the Buyers’ work in drydock is still in~~
283		~~progress when the Sellers have completed the work which the Sellers are required to do, the additional~~
284		~~docking time needed to complete the Buyers’ work shall be for the Buyers’ risk, cost and expense. In the~~
285		~~event that the Buyers’ work requires such additional time, the Sellers may upon completion of the Sellers’~~
286		~~work tender Notice of Readiness for delivery whilst the Vessel is still in drydock and, notwithstanding Clause~~
287		~~5(a), the Buyers shall be obliged to take delivery in accordance with Clause 3 (Payment), whether the~~

288		~~Vessel is in drydock or not.~~
289
290		~~*6(a) and 6(b) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative~~
291		~~6(a) shall apply.~~
292
293		~~**Notes or memoranda, if any, in the surveyors’s report which are accepted by the Classification Society~~
294		~~without condition/recommendation are not to be taken into account.~~
295
296	7.	Spares, bunkers and other items
297
298		The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on shore.
299		All spare parts and spare equipment including spare tail-end shaft(s) and/or spare propeller(s)/propeller
300		blade(s), if any, belonging to the Vessel at the time of ~~inspection~~ delivery used or unused, whether on board
301		or not shall ~~become~~ remain the ~~Buyers’~~ Seller’s property. ~~but-spares on order are excluded. Forwarding~~
302		~~charges, if any, shall be for the Buyers’ account. The Sellers are not required to replace spare parts~~
303		~~including spare tail end shaft(s) and spare propeller(s)/propeller blade(s) which are taken out of spare and~~
304		~~used as replacement prior to delivery, but the replaced items shall be the property of the Buyers. Unused~~
305		~~stores and previsions shall be included in the sale and be taken over by the Buyers without extra payment.~~
306
307		~~Library and forms exclusively for use in the Sellers’ vessel(s) and captain’s, officers’ and crew’s personal~~
308		~~belongings including the slop chest are excluded from the sale without compensation, as well as the~~
309		~~following additional items: (include list)~~
310
311		~~Items on board which are on hire or owned by third parties, listed as follows, are excluded from the sale~~
312		~~without compensation: (include list)~~
313
314		Items on board at the time of ~~inspection~~ delivery which are on hire or owned by third parties, not listed
315		above, shall ~~be replaced or procured by~~ remain with the Sellers ~~prior to delivery at their cost and expense~~.
316		Any remaining bunkers and unused lubricating and hydraulic oils and greases in storage tanks and
317		unopened drums shall remain the property of the Sellers and shall not form part of the sale.
318
319		~~The Buyers shall take over remaining bunkers and unused lubricating and hydraulic oils and greases in~~
320		~~storage tanks and unopened drums and pay either:~~
321
322	~~(a)*~~	~~the actual net price (excluding barging expenses) as evidenced by invoices or vouchers; or~~
323
324	~~(b)*~~	~~the current net market price (excluding barging expenses) at the port and date of delivery of Vessel or, if~~
325		~~unavailable, at the nearest bunkering port,~~
326
327		~~for the quantities taken over.~~
328
329		~~Payment under this Clause shall be made at the same time and place and in the same currency as the~~
330		~~Purchase Price.~~

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331
332		~~“inspection” in this Clause 7,shall mean the Buyers’ inspection according to Clause 4(a) or 4(b)~~
333		~~(inspection), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be~~
334		~~the relevant date.~~
335
336		~~*(a) and (b) are alternatives, delete whichever is not applicable. In the absence of deletions alternative (a)~~
337		~~shall apply.~~
338
339	8.	Documentation
340
341		The place of closing: Virtual closing or physically at the Builder, to be confirmed.
342
343		In exchange for payment of the Purchase Price, Sellers shall furnish the Buyers with delivery documents
344		reasonably required by the Buyers. These documents shall be listed in an addendum hereto, namely
345		‘‘Addendum no 1: List of delivery documents”, and regarding such documents that are not available prior to
346		the closing, Sellers shall furnish the Buyers with the final draft of such documents no later than three (3)
347		Banking Days prior to the date of closing for the purpose of carrying out the closing smoothly.
348
349	~~(a)~~	~~In exchange for payment of the Purchase Price the Sellers shall provide the Buyers with the following~~
350		 ~~delivery documents:~~
351
352		~~(i) Legal Bill(s) of Sale in a form recordable in the Buyers’s Nominated Flag State, transferring title of the~~
353		~~Vessel and stating that the Vessel is free from all mortgages, encumbrances and maritime liens or any other~~
354		~~debts whatsoever, duly notarially attested and legalized or apostilled, as required by the Buyers’ Nominated~~
355		~~Flag State;~~
356
357		~~(ii) Evidence that all necessary corporate, shareholder and other action has been taken by the Sellers to~~
358		~~authorise the execution, delivery and performance of this Agreement;~~
359
360		~~(iii) Power of Attorney of the Sellers appointing one or more representatives to act on behalf of the Sellers in~~
361		 ~~the performance of this Agreement, duly notarially attested and legalized or apostilled (as appropriate);~~
362
363		~~(iv) Certificate or Transcript of Registry issued by the, competent authorities of the flag state on the date of~~
364		~~delivery evidencing the Sellers’ ownership of the Vessel and that the Vessel is free from registered~~
365		~~encumbrances and mortgages,to be faxed or e mailed by such authority to the closing meeting with the~~
366		~~original to be sent to the Buyers as soon as possible after delivery of the Vessel;~~
367
368		~~(v) Declaration of Class or (depending on the Classification Society) a Class Maintenance Certificate~~
369		~~issued within three (3) Banking Days prior to delivery confirming that the Vessel is in Class free of~~
370		~~condition/recommendation;~~
371
372		~~(vi) Certificate of Deletion of the Vessel from the registry or other official evidence of deletion~~
373		~~appropriate to the Vessel’s registry at the time of delivery, or, in the event that the registry does not as a~~
374		~~matter of practice issue such documentation immediately, a written undertaking by the Sellers to effect~~
375		~~deletion from the Vessel’s registry forthwith and provide a certificate or other official evidence of deletion to~~
376		 ~~the Buyers promptly and latest within four(4) weeks after the Purchase Price has been paid and the Vessel~~
377		~~has been delivered;~~
378
379		~~(vii) A copy of the Vessel’s Continuous Synopsis Record certifying the date on which the Vessel ceased to~~
380		~~be registered with the Vessel’s registry, or, in the-event that the registry does not as a matter of practice~~
381		 ~~issue such certificate immediately, a written undertaking from the Sellers to provide the copy of this~~
382		~~certificate promptly upon it being issued together with evidence of submission by the Sellers of a duly~~
383		~~executed Form 2 stating the date on which the Vessel shall cease to be registered with the Vessel’s registry;~~
384
385		~~(viii) Commercial Invoice for the Vessel;~~
386
387		~~(ix) Commercial Invoice(s) for bunkers, lubricating and hydraulic oils and greases;~~

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388
389		~~(x) A copy of the Seller’s letter to their satellite communication provider cancelling the Vessel’s~~
390		~~communications contract which is to be sent immediately after delivery of the Vessel;~~
391
392		~~(xi) Any additional documents as may reasonably be required by the competent authorities of the Buyers’~~
393		~~Nominated Flag State for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any~~
394		~~such documents as soon as possible after the date of this Agreement; and~~
395
396		~~(xii) The Seller’s letter of confirmation that to the best of their knowledge, the Vessel is not black listed by~~
397		~~Any nation or international organisation.~~
398
399	~~(b)~~	~~At the time of delivery the Buyers shall provide the Sellers with:~~
400
401		~~(i) Evidence that all necessary corporate, shareholder and other action has been taken by the Buyers to~~
402		~~authorise the execution, delivery and performance of this Agreement; and~~
403
404		~~(ii) Power of Attorney of the Buyers appointing one or more representatives to act on behalf of the Buyers in~~
405		~~the performance of this Agreement, duly notarially attested and legalised or apostilled (as appropriate).~~
406
407	~~(c)~~ 	~~If any of the documents listed in Sub clauses (a) and (b) above are not in the English language they shall be~~
408		~~accompanied by an English translation by an authorised translator or certified by a lawyer qualified to~~
409		~~practice in the country of the translated language.~~
410
411	~~(d)~~	~~The Parties shall to the extent possible exchange copies, drafts or samples of the documents listed in Sub~~
412		~~clause (a) and Sub clause (b) above for review and comment by the other party not later than ( state number~~
413		~~of days), or if left blank, nine (9) days prior to the Vessel’s intended date of readiness for delivery as notified~~
414		~~by the Sellers pursuant to Clause 5(b) of this Agreement.~~
415
416	~~(e)~~ 	~~Concurrent with the exchange of documents in Sub-clause (a) and Sub-clause (b) above, the Sellers shall~~
417		~~also hand to the Buyers the classification certificate(s) as well as all plans, drawings and manuals,~~
418		~~(excluding ISM/ISPS manuals), which are on board the Vessel. Other certificates which are on board the~~
419		~~Vessel shall also be handed over to the Buyers unless the Sellers required to retain same, in which case~~
420		~~the Buyers have the right to take copies.~~
421
422	~~(f)~~ 	~~Other technical documentation which may be in the Sellers’ possession shall promptly after delivery be~~
423		~~forwarded to the Buyers at their expense, if they so request. The Sellers may keep the Vessel’s log books~~
424		~~but the Buyers have the right to take copies of same.~~
425
426	(g)	The Parties shall sign and deliver to each other a Protocol of Delivery and Acceptance confirming the date
427		and time of delivery of the Vessel from the Sellers to the Buyers.
428
429	9.	Encumbrances
430
431		The Sellers warranty that the Vessel, at the time of delivery, is free from all charters, encumbrances,
432		mortgages and maritime liens or any other debts whatsoever, and is not subject to Port State or other
433		administrative detentions. The Sellers hereby undertake to indemnify the Buyers against all consequences
434		of claims made against the Vessel which have been incurred prior to the time of delivery.
435
436	10.	Taxes, fees and expenses
437
438		Any cost and fee for initial registration of title to the Vessel and legal documentation cost for documenting
439		the lease and security to be Charterer’s account; however such cost not to exceed USD15,000.
440		Any tonnages taxes for Owners’ flag and Charterers’ flag to be Charterers account.
441		~~Any taxes, fees and expenses in connection with the purchase and registration in the Buyers’ Nominated~~
442		~~Flag State shall be for the Buyers’ account, whereas similar charges in connection with the closing of the~~
443		~~Sellers’ register shall be for the Sellers’ account.~~
444

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445	11.	Condition of delivery
446
447		The Vessel with everything belonging to her shall be at the Sellers’ risk and expenses until she is delivered to
448		the Buyers, but subject to the terms and conditions of this Agreement she shall be delivered and taken over
449		“as is where is” ~~she was~~ at the time of ~~inspection~~ delivery~~, fair wear and tear excepted~~. The Vessel shall be
450		delivered to the Buyers only once she is in all respects ready in accordance with the Building Contract.
451
452		~~However, the Vessel shall be delivered free of cargo and free of stowaways with her Class maintained~~
453		~~without condition/recommendation*, free of average damage affecting the Vessel’s class, and with her~~
454		~~classification certificates and national certificates, as well as all other certificates the Vessel had at the time~~
455		~~of inspection, valid and unextended without condition/recommendation* by the Classification Society or the~~
456		~~relevant authorities at the time of delivery.~~
457
458		~~“Inspection” in the Clause 11, shall mean the Buyers’ inspection according to Clause 4(a) or 4(b)~~
459		~~(Inspections), if applicable. If the Vessel is taken over without inspection, the date of this Agreement shall be~~
460		~~the relevant date.~~
461
462		~~*Notes and memoranda, if any, in the surveyor’s report which are accepted by the Classification Society~~
463		~~without condition/recommendation are not to be taken into account.~~
464
465	12.	Name/markings (clause not applicable)
466
467		~~Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.~~
468
469	13.	Buyers’ default
470
471		~~Should the Deposit not be lodged in accordance with Clause 2 (Deposit), the Sellers have the right to~~
472		~~cancel this Agreement, and they shall be entitled to claim compensation for their losses and for all expenses~~
473		~~incurred together with interest.~~
474
475		Should the Purchase Price not be paid in accordance with Additional Clauses ~~3~~22 (Payment), the Sellers
476		have the right to cancel this Agreement, and the Buyers shall make due compensation to the Sellers for
477		their direct and documented losses and expenses.~~in which case the Deposit together with interest earned, if~~
478		~~any, shall be released to the Sellers. If the Deposit does not cover their loss, the Sellers shall be entitled to~~
479		 ~~claim further compensation for their losses and for all expenses incurred together with interest.~~
480
481	14.	Sellers’ default
482
483		Should the Sellers fail to ~~give Notice of Readiness in accordance with Clause 5(b) or fail to be ready to~~
484		validly complete a legal transfer by the Cancelling Date the Buyers shall have the option of cancelling this
485		Agreement. To this purpose, the Sellers shall advise Buyers the relevant extension of the Cancelling Date
486		and request them to declare within three (3) Banking Days whether they accept such extension or cancel
487		this Agreement. Failure of the Buyers to reply to the said notice of the Sellers shall be deemed an
488		acceptance by the Buyers of the extension of the Cancelling Date as proposed by Sellers. ~~If after Notice of~~
489		~~Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to be physically~~
490		~~ready for delivery and is not made physically ready again by the Cancelling Date and new Notice of~~
491		~~Readiness given, the Buyers shalt retain their option to cancel. In the event that tho Buyers elect to cancel~~
492		~~this Agreement, the Deposit together with interest earned, if any, shall be released te them immediately.~~
493
494		Should the Sellers fail to give Notice of Readiness by the Cancelling Date as may be extended or fail to be
495		ready to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers in
496		the amount of USD 30,000 plus any documented reasonable legal costs (if any) of the Buyers for the initial
497		registration of title to the Vessel and legal documentation cost for documenting the lease and security such
498		costs not to exceed USD15,000 for their loss and for all expenses together with interest if their failure is due
499		to proven negligence and whether or not the Buyers cancel this Agreement.
500
501		If the Building Contract is cancelled, rescinded or otherwise terminated for any reason whatsoever or the

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502		Vessel is not delivered by the Construction Seller to the Sellers under the Building Contract or is rejected by
503		the Sellers for any reason whatsoever, then the Sellers shall give written notice thereof to the Buyers and
504		upon Buyers’ receipt of such notice, this Agreement shall cease to have effect without any liability on the
505		parties hereto and the parties shall be released from all obligations, liabilities and responsibilities hereunder,
506		save for the obligation of the Sellers to pay to the Buyers a termination fee in the sum of USD30,000 plus any
507		documented reasonable legal costs (if any) of the Buyers for the initial registration of title to the Vessel and
508		legal documentation cost for documenting the lease and security such costs not to exceed USD15,000.
509
510		The Sellers shall be entitled to terminate this Agreement at any time before the date of delivery of the Vessel
511		under the Building Contract by a 180 calendar days’ written notice to the Buyers, whereupon this Agreement
512		shall cease to have effect without any liability on the parties hereto and the parties shall be released from all
513		obligations, liabilities and responsibilities hereunder, save for the obligation of the Sellers to pay to the Buyers
514		a termination fee in the sum of USD30,000 plus any documented reasonable legal costs (if any) of the Buyers
515		for the initial registration of title to the Vessel and legal documentation cost for documenting the lease and
516		security such costs not to exceed USD15,000
517
518	15	Buyers’ representatives (clause not applicable)
519
520		~~After this Agreement has been Signed by the Parties and the Deposit has been lodged, the Buyers have the~~
521		~~right to place two (2) representatives on board the-Vessel at-their-sole risk and expense.~~
522
523		~~These representatives are on-board for the purpose of familiarization and in the capacity of observers only,~~
524		~~and they shall not interfere in any respect with the operation of the Vessel. The Buyers and the Buyers’~~
525		~~representatives shall sign the Seller’ P&I Club’s standard letter of indemnity prior to their embarkation.~~
526
527	16.	Law and Arbitration
528
529	(a)*	This Agreement and all non contractual obligations arising out of or in connection with it shall be governed
530		by and construed in accordance with English law and any dispute arising out of or in connection with this
531		Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any
532		statutory modification or re- enactment thereof save to the extent necessary to give effect to the provisions
533		of this Clause.
534
535		The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA)
536		Terms current at the time when the arbitration proceedings are commenced.
537
538		The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its
539		arbitrator and send notice of such appointment in writing to the other party requiring the other party to
540		appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoint its
541		arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has
542		done so within the fourteen (14) days specified. If the other party does not appoint its own arbitrator and
543		give notice that it has done so within the fourteen (14) days specified, the party referring a dispute to
544		arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as
545		sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on
546		both Parties as if the sole arbitrator had been appointed by agreement.
547
548		In case where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall
549		be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration
550		proceedings are commenced.
551
552	~~(b)*~~ 	~~This Agreement shall be governed by and construed in-accordance with Title 9 of the United States Code~~
553		~~and the substantive law (not including the choice of law rules) of the state of New York and any dispute~~
554		~~arising out of or in connection with this Agreement shall be referred to three (3) persons at New York, one to~~
555		~~be appointed by each of the parties hereto, and the third by the two so chosen; there decision or that of any~~
556		~~two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an~~
557		~~award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the~~
558		~~rules of the Society of Maritime Arbitrators, Inc.~~

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559
560		~~In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall~~
561		~~be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators,~~
562		~~Inc.~~
563
564	~~(C)~~	~~This Agreement shall be governed by and construed in accordance with the laws of (state place)~~
565		~~and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at (state~~
566		~~place), subject to the procedures applicable-there.~~
567
568		*16(a), 16(b) and 16(c) are alternatives; delete whichever is not applicable. In the absence of deletions,
569		alternative 16(a) shall apply.
570
571	17.	Notices
572
573		All notices to be provided under this Agreement shall be in writing.
574
575		Contact details for recipients of notices are as follows:
576
577		For the Buyers:
578		Kowa Kaiun Co., Ltd.
579		470-1 Oaza Nagashima, Kaminoseki-cho, Kumage-gun, Yamaguchi, Japan
580		Email:
581		Attention: Takayuki Hanada
582
583
584		For the Sellers:
585		GUADELOUPE SHIPPING COMPANY INC.
586		c/o PERFORMANCE SHIPPING MANAGEMENT INC.
587		373 Syngrou Ave. & 2-4 Ymittou str.,
588		17564, Palaio Faliro, Athens,
589		Greece
590		Email:
591		Attention: Mr. Andreas Nikolaos Michalopoulos
592
593	18.	Entire Agreement
594
595		The terms of this Agreement and the terms of the BBCP comprise the entire agreement between the Buyers
596		and the Sellers in relation to the sale and purchase of the Vessel and supersede all previous agreements
597		whether oral or written between the Buyers and the Sellers in relation hereto.
598		~~The written terms of this Agreement comprise the entire agreement between the Buyers and the Sellers in~~
599		~~relation to the sale and purchase of the Vessel and supersede all previous agreements whether oral or~~
600		~~written between the Parties in relation thereto.~~
601
602		~~Each of the Parties acknowledges that in entering into this Agreement it has not relied on and shall have no~~
603		~~right or remedy in respect of any statement, representation, assurance or warranty (whether or not made~~
604		~~negligently) other than as is expressly set out in this Agreement.~~
605
606		~~Any terms implied into this Agreement by applicable statute or law are hereby excluded to the extent~~
607		~~that such exclusion can legally be made. Nothing in this Clause shall limit or exclude any liability for fraud.~~
608
609	19.	Delivery under BBCP
610
611		The Buyers (as Owners) and the Sellers (as Charterers) have entered into the BBCP whereby the Vessel is
612		to be chartered on delivery for such period and on such terms and conditions more particularly described in
613		the BBCP. The Parties acknowledge that the Sellers’ obligation to sell and the Buyers’ obligation to
614		purchase the Vessel under this Agreement is conditional upon the delivery of the Vessel under and pursuant
615		to the MOA and the simultaneous delivery of the Vessel by the Buyers (as Owners) to the Sellers (as

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved.

616		Charterers) under the BBCP. If any event occurs before delivery of the Vessel under this Agreement that
617		renders the MOA or the BBCP null and void or to be terminated for any reason whatsoever, this Agreement
618		shall be null and void and each Party shall be discharged and released from any and all of its respective
619		obligations under this Agreement.
620
621	20.	Assignment
622
623		Neither party shall be entitled to assign or transfer its rights under this Agreement without the prior written
624		consent of the other.
625
626	21.	Sanctions
627
628	(a)	In this Agreement, the following provisions shall apply where any applicable sanction, prohibition or
629		restriction is imposed on any specified persons, entities or bodies including the designation of any specified
630		vessels or fleets under United Nations Resolutions or trade or economic applicable sanctions, laws or
631		regulations of the European Union or United States of America or the United Kingdom or Japan.
632
633	(b)	The Sellers hereby warrant that at the date of entering into this Agreement and continuing until the Vessel
634		has been delivered from the Sellers to the Buyers in accordance with this Agreement:
635
636		(i) none of the Sellers, their directors, officers, and employees is subject to any of the sanctions,
637		prohibitions, restrictions or designation referred to in sub-clause (a);
638
639		(ii) the Sellers are selling as principals and not as agent, trustee or nominee of any person with whom
640		transactions are prohibited or restricted under sub-clause (a);
641
642		(iii) the Vessel is not a designated vessel under any of the sanctions, prohibitions, restrictions or designation
643		referred to in sub-clause (a);
644
645	(c)	The Buyers hereby warrant that at the date of entering into this Agreement and continuing until the Vessel
646		has been delivered from the Sellers to the Buyers in accordance with this Agreement:
647
648		(i) none of the Buyers, their directors, officers, employees and agents is subject to any of the sanctions,
649		prohibitions, restrictions or designation referred to in sub-clause (a);
650
651		(ii) the Buyers are purchasing as principals and not as agent, trustee or nominee of any person with whom
652		transactions are prohibited or restricted under sub-clause (a).
653
654		(iii) The Buyers warrant that the proceeds of the Purchase Price have not been derived from any activities
655		which are in breach of sanctions or from a person or entity subject to or targeted by sanctions.
656
657	22.	Payment
658
659	(a)	At least two (2) Banking days (Japan time) prior to the scheduled Delivery Date, the balance of the Net
660		Finance Amount (“USD 45,000,000”) shall be remitted to the account of the Sellers, or the Construction
661		Seller as the case may be, as notified in writing by the Sellers to the Buyers. The method of payment the
662		Net Finance Amount shall be agreed between the Buyers, Sellers, Sellers’ Bank and Buyer’s Bank, or as
663		the case may be the Builder’s bank, by using corresponding MT199 SWIFT with quadripartite agreement or
664		a similar mutually agreed method (e.g. an Escrow Agreement with an international law firm acting as
665		Escrow Agent on behalf of Buyers and Sellers, in which case the Escrow Agent’s costs not to exceed USD
666		10,000 and to be split 50/50 between the Seller and the Buyer).
667
668	(b)	The Sellers shall provide remittance request to the Buyers prior to five (5) banking days before the
669		scheduled delivery date. The Buyers to request their financier to remit the fund only after the remittance
670		notice has been received.
671
672	(c)	In case of using a suspense account or Escrow Account, the Buyers shall remit the Net Finance Amount two

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved.

673		(2) Banking days prior to the scheduled Delivery Date and such fund to be released only by instruction from
674		the Buyers after confirming Protocol of Delivery and Acceptance has been signed by the Sellers and
675		Buyers.
676
677	(d)	USD 45,000,000*(1 month CME TERM SOFR at the time of remittance + 2.0%)/360) per day (the
678		“Remittance Interest Cost”) from the day of remittance of the fund till the actual Delivery Date to be covered
679		by Sellers/Charterers.
680
681		Any charge from the Buyers’ Bank including intermediate bank(s), if any, incurred for remitting shall be for
682		Buyers’ account.
683
684		Any fees including holding/lifting charges requested by the Sellers’ Bank including intermediate bank(s),
685		shall be for Sellers’ account.
686
687		Any fees including holding/lifting charges requested by the Builders’ Bank including intermediate bank(s),
688		shall be for Builders’ account.
689
690
691	23.	Warranty of Quality
692		On the delivery of the Vessel under this Agreement, the Sellers undertake to assign to the Buyers all their
693		rights, interest and title under the relevant article of the Building Contract dealing with the Vessel’s so called
694		warranty of quality, such assignment being subject to the consent of the Construction Seller.
695
696	24.	Counterparts
697		This Agreement may be executed in any number of counterparts and any single counterpart or set of
698		counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original
699		agreement for all purposes.
700
701

T.A.C.K. SHIPPING, S.A.	GUADELOUPE SHIPPING COMPANY INC.
Signature (Buyers)	Signature (Sellers)

/s/ Andreas Nikolaos Michalopoulos
Name: Takayuki Hanada	Name: Andreas Nikolaos Michalopoulos
Title: Representative Director / Treasurer	Title: Director / Attorney-in-fact
Kowa Kaiun Co., Ltd.	Performance Shipping Inc.
Signature (Guarantor)	Signature (Guarantor)

/s/ Andreas Nikolaos Michalopoulos
Name: Takayuki Hanada	Name: Andreas Nikolaos Michalopoulos
Title: Executive Director	Title: Director / Chief Executive Officer

Copyright © 2012 Norwegian Shipbrokers’ Association. All rights reserved.